Exhibit 4.15

THE CHARLES SCHWAB CORPORATION, as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

4.45% Senior Notes due 2020

Second Supplemental Indenture

Dated as of July 22, 2010

to

Senior Indenture dated as of June 5, 2009

i

SECOND SUPPLEMENTAL INDENTURE, dated as of July 22, 2010 (“Supplemental Indenture”), to the Indenture dated as of June 5, 2009 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and among THE CHARLES SCHWAB CORPORATION (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 4.45% Senior Notes due 2020 (the “Notes”), on the terms set forth herein;

WHEREAS, Article IX of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of the parties, in accordance with its terms, and a valid and legally binding amendment of, and supplement to, the Base Indenture with respect to the Notes have been done;

NOW, THEREFORE:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“Additional Notes” has the meaning specified in Section 3.04 of this Supplemental Indenture.

“Base Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Los Angeles, California or New York, New York are authorized or obligated by law or executive order to close.

“Company” has the meaning specified in the recitals of this Supplemental Indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 4.01 of this Supplemental Indenture, (A) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

“Depositary” means The Depository Trust Company or such other Depositary designated by the Company from time to time.

“Initial Notes” has the meaning set forth in Section 3.01(b) of this Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 3.01(d) of this Supplemental Indenture.

“ISIN” means International Securities Identifying Number.

“Notes” has the meaning specified in the recitals of this Supplemental Indenture.

“Permitted Liens” has the meaning set forth in Section 5.01 of this Supplemental Indenture.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States.

“Quotation Agent” means the Reference Treasury Dealer that is selected by the Company in connection with an optional redemption pursuant to Article IV hereof to act as Quotation Agent in addition to acting as a Reference Treasury Dealer; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Redemption Date,” when used with respect to any Note, means the date specified for redemption by the Company.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Supplemental Indenture.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities Inc. (or its successor) or any affiliate that is a Primary Treasury Dealer, and (ii) up to two other Primary Treasury Dealers that are selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” has the meaning set forth in Section 3.01(d) of this Supplemental Indenture.

“Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Treasury Rate” means, with respect to any Redemption Date pursuant to Section 4.01 of this Supplemental Indenture, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Voting Securities” has the meaning specified in Section 5.01 of this Supplemental Indenture.

Section 1.02 Conflicts with Base Indenture. In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

ARTICLE II

FORM OF NOTES

Section 2.01 Form of Notes. The Notes shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture.

ARTICLE III

THE NOTES

Section 3.01 Amount; Series; Terms. (a) There is hereby created and designated a series of Securities under the Base Indenture: the title of the Notes shall be “4.45% Senior Notes Due 2020”. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

(b) The aggregate principal amount of Notes that initially may be authenticated and delivered under this Supplemental Indenture shall be limited to $600,000,000 (the “Initial Notes”), subject to increase as set forth in Section 3.04.

(c) The Stated Maturity of the Notes shall be July 22, 2020. The Notes shall be payable and may be presented for payment, redemption, registration of transfer and exchange, without service charge, at the Corporate Trust Office.

(d) The Notes shall bear interest at the rate of 4.45% per annum from and including July 22, 2010, or from the most recent date to which interest has been paid or duly provided for, as further provided in the form of Note annexed hereto as Exhibit A. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The dates on which such interest shall be payable (each, an “Interest Payment Date”) shall be January 22 and July 22 of each year, beginning on January 22, 2011, and the “Regular Record Date” for any interest payable on each such Interest Payment Date shall be the close of business on the immediately preceding January 7 and July 7, respectively, whether or not a Business Day. Interest will be payable to the Holder of record on the Regular Record Date, provided, however, interest payable on the Stated Maturity will be paid to the person to whom the principal will be payable.

(e) If any Interest Payment Date or the Stated Maturity of the Notes is not a Business Day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity and no further interest will accrue as a result of such delay.

(f) The Notes will be issued in the form of one or more Global Securities, duly executed by the Company and authenticated by the Trustee as provided in Section 3.03 and the Base Indenture and deposited with the Trustee as custodian for the Depositary or its nominee.

(g) Initially, the Trustee will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

Section 3.02 Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any multiple of $1,000 in excess thereof.

Section 3.03 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer (or any Co-Chief Executive Officer if the title is allocated to more than one person), its President, its Chief Financial Officer or its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile and shall not be required to be under the Company’s corporate seal.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

Pursuant to a Company Order, the Trustee shall authenticate for original issue Notes in an aggregate principal amount specified in the Company Order. The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in the Base Indenture executed by the Trustee by manual or facsimile signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without notice to or consent of the Holders of the Notes, create and issue pursuant to this Indenture additional Notes (“Additional Notes”) having terms and conditions set forth in Exhibit A, identical to the Notes issued on the date hereof, except that Additional Notes may:

(i) have a different issue date than other Outstanding Notes;

(ii) have a different issue price than other Outstanding Notes; and

(iii) have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes of such series;

provided, no Additional Notes shall be issued unless such Additional Notes will be fungible for U.S. federal income tax and securities law purposes with Notes issued on the date hereof; and provided further, the Additional Notes have the same CUSIP number as the Notes issued on the date hereof. No Additional Notes may be issued if on the issue date therefor, any Event of Default has occurred and is continuing.

The Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments and United States federal tax purposes.

With respect to any issuance of Additional Notes, the Company shall deliver to the Trustee a resolution of the Board of Directors or, if applicable, a certificate signed by a Designated Officer (as defined in the resolutions of the Board of Directors of the Company with respect to the December 11, 2008 meeting, as may be amended or supplemented) and an Officers’ Certificate in respect of such Additional Notes, which shall together provide the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(ii) the issue date, issue price, amount of interest accrued and payable on the first Interest Payment Date, the first Interest Payment Date, the CUSIP number and corresponding ISIN of such Additional Notes.

ARTICLE IV

OPTIONAL REDEMPTION OF SECURITIES

Section 4.01 Optional Redemption. (a) The provisions of Article XI of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.

(b) At any time and from time to time, the Notes shall be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes to be redeemed, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) discounted to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest to, but not including, the Redemption Date for such Notes; provided, however, if the Redemption Date is after a Regular Record Date and on or prior to a corresponding Interest Payment Date, such accrued and unpaid interest will be paid on the Redemption Date to the holder of record on the Regular Record Date.

(c) On and after the Redemption Date for such Notes, interest will cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and accrued and unpaid interest, if any, on such Notes. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided, however, that in no event, shall Notes of a principal amount of $1,000 or less be redeemed in part.

(d) Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed; provided, however, that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above in clause (b), shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

ARTICLE V

COVENANTS AND REMEDIES

Section 5.01 Limitations on Liens. The Company (or any successor corporation) will not, and will not permit any Subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens (defined below), on the Voting Securities (defined below) of Charles Schwab & Co., Inc., Charles Schwab Bank, Charles Schwab Investment Management, Inc., or Schwab Holdings, Inc. unless the Company shall cause the Notes to be secured equally and ratably with (or, at the Company’s option, prior to) any indebtedness secured thereby. “Permitted Liens” means (i) liens for taxes or assessment or governmental charges or levies (a) that are not then due and delinquent, (b) the validity of which is being contested in good faith or (c) which are less than $1,000,000 in amount; (ii) liens created by or resulting from any litigation or legal proceedings which are currently being contested in good faith by appropriate proceedings or which involve claims of less than $1,000,000; (iii) deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and (iv) such other liens as the Board of Directors of the Company determines do not materially detract from or interfere with the present value or control of the Voting Securities subject thereto or affected thereby. “Voting Securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01 Supplemental Indentures with Consent of Holders. The terms of this Supplemental Indenture may be modified as set forth in Article IX of the Base Indenture. For the avoidance of doubt, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, reduce the Redemption Price of any Note.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Sinking Funds. Article XII of the Base Indenture shall have no application. The Notes shall not have the benefit of a sinking fund.

Section 7.02 Conversion of Notes. Article XIV of the Base Indenture shall have no application. The Notes shall not be convertible into shares of Common Stock of the Company.

Section 7.03 Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 7.04 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 7.05 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

Section 7.06 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

THE CHARLES SCHWAB CORPORATION, as Issuer

By:	/s/ Joseph R. Martinetto
Name:	Joseph R. Martinetto
Title:	Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

EXHIBIT A

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE CHARLES SCHWAB CORPORATION

4.45% Senior Notes due 2020

No. [ ]	CUSIP No.: 808513AD7
ISIN No.: US808513AD76

THE CHARLES SCHWAB CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO., or its registered assigns, the principal sum of [                ] DOLLARS, or such lesser amount as is indicated in the records of the Trustee and Depositary, on July 22, 2020.

Interest Payment Dates: January 22 and July 22 (each, an “Interest Payment Date”), commencing on January 22, 2011.

Interest Record Dates: January 7 and July 7 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Dated: [                    ]

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

THE CHARLES SCHWAB CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

THE CHARLES SCHWAB CORPORATION

4.45% Senior Notes due 2020

1. Interest.

The Charles Schwab Corporation (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from and including July 22, 2010. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. Interest will be payable to the Holder of record on the Regular Record Date, provided, however, interest payable on the Stated Maturity will be paid to the person to whom the principal will be payable. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 22, 2011. If any Interest Payment Date or the Stated Maturity of the Notes is not a Business Day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity and no further interest will accrue as a result of such delay. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand by the Trustee pursuant to Section 5.3 of the Base Indenture (defined below) at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Paying Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3. Indenture; Defined Terms.

This Note is one of the 4.45% Senior Notes due 2020 (the “Notes”) issued under the Senior Indenture dated as of June 5, 2009 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Second Supplemental Indenture dated as of July 22, 2010, the “Indenture”) by and between the Issuer and the Trustee, as trustee. This Note is a “Global Security” and the Notes are “Global Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

5. Amendment; Modification; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected thereby (voting together as a single class). The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default under the Indenture shall have occurred and be continuing (voting together as a single class), on behalf of the Holders of all Securities of such affected series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding affected thereby (voting together as a single class), on behalf of the Holders of all Securities of such affected series, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

6. Optional Redemption.

The Issuer may redeem the Notes in whole or in part, at its option, at any time or from time to time prior to maturity on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes (the “Redemption Date”). The redemption price will be equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 25 basis points, plus, in either case, accrued interest thereon to, but not including, the Redemption Date; provided, however, if the Redemption Date is after a Regular Record Date and on or prior to a corresponding Interest Payment Date, such accrued and unpaid interest will be paid on the Redemption Date to the holder of record on the Regular Record Date.

On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Issuer shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and accrued and unpaid interest, if any, on such Notes. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided, however, that in no event, shall Notes of a principal amount of $1,000 or less be redeemed in part.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed; provided, however, that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above, shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

7. Defaults and Remedies.

If an Event of Default with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all affected series then Outstanding (voting together as a single class) may declare the principal amount of all the Securities of the affected series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) of and the accrued interest on all the Securities of such affected series shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Securities of all affected series (voting together as a single class) at the time Outstanding, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

8. Authentication.

This Note shall not be valid until the Trustee manually or by facsimile signs the certificate of authentication on this Note.

9. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11. Governing Law.

The laws of the State of California shall govern the Indenture and this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                                                      Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:	Signature

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.